INDEPENDENT CONTRACTOR AGREEMENT


     This  Independent Contractor Agreement (the "Agreement")  is
made  and  entered  between Blir Ltd., an independent  contractor
hereafter   referred   to   as   "Contractor",   and   Urbanalien
Corporation, hereafter referred to as "Company".


     In consideration of the covenants and conditions hereinafter set forth, Company and Contractor agree as follows:


1.   SERVICES

     Contractor shall perform the following services for the Company (the "Work").

     Provide detailed technology planning and strategy services for the deployment of the initial UrbanAlien project, including:
       *    System network blueprints and documentation
       *    System maintenance requirements analysis and planning
       *    Hardware analysis and planning
       *    Media optimization analysis and planning
       *    Security analysis and planning
       *    Content management analysis and planning
       *    Content distribution analysis and planning
       *    Information architecture analysis and planning
       *    Strategic technology opportunity evaluation and planning
       *    Advertising technology analysis and planning
       *    User state approach analysis and planning
       *    E-Commerce technology analysis and planning

     Provide multimedia software design and development services for the deployment of the initial UrbanAlien project, including:
       *    Information Design planning and implementation
       *    Multimedia development project management
       *    Multimedia art direction
       *    Multimedia design, illustration, and scripting
       *    Development of HTML components
       *    Development of Flash components
       *    Development of custom ActiveX components
       *    Coding of custom functionality for project interface
       *    Testing and deployment of multimedia interface solution
       *    Integration and deployment of Kiosk Management System


2.   REPORTING

     Contractor  shall  report to the Company's  C.O.O.,  Shamira
Jaffer. Contractor shall provide a weekly written report to the Company on their progress on assignments.


3.   TERM

     This Agreement shall commence on __________, 200__ and shall expire on __________, 200__. Contractor agrees to perform services for the Work to Company on or before the expiration of the term set forth above. The Company may terminate the use of Contractor's services at any time without cause and without further obligation to Contractor except for payment due for services prior to date of such termination. Termination of this Agreement or termination of services shall not affect the provisions under Sections 5-11, hereof, which shall survive any termination.

  4.   PAYMENT

     The total contract price ( the "Contract Price") payable by the Company to the Contractor for doing the Work, exclusive of any Authorized Extras, is Seventy three thousand five hundred $ 73,500.00 .

     Contractor will be paid for Work performed under this Agreement as follows:

     Urbanalien  Corporation shall issue 612,500  common  shares;
     subject  to  Rule 144k Stock; of Urbanalien  Corporation,  a
     Nevada Company.

5.   CONFIDENTIALITY AND OWNERSHIP

     (a) Contractor recognizes and acknowledges that the Company possesses certain confidential information that constitutes a valuable, special, and unique asset. As used herein, the term "confidential information" includes all information and materials belonging to, used by, or in the possession of the Company relating to its products, processes, services, technology, inventions, patents, ideas, contracts, financial information, developments, business strategies, pricing, current and prospective customers, marketing plans, and trade secrets of every kind and character, but shall not include (a) information that was already within the public domain at the time the information is acquired by Contractor, or (b) information that subsequently becomes public through no act or omission of the
Contractor. Contractor agrees that all of the confidential information is and shall continue to be the exclusive property of the Company, whether or not prepared in whole or in part by Contractor and whether or not disclosed to or entrusted to Contractor's custody. Contractor agrees that Contractor shall not, at any time following the execution of this Agreement, use or disclose in any manner any confidential information of the Company.

     (b) To the extent any inventions, technologies, reports, memoranda, studies, writings, articles, plans, designs, specifications, exhibits, software code, or other materials prepared by Contractor in the performance of services under this Agreement include material subject to copyright protection, such materials have been specially commissioned by the Company and they shall be deemed "work for hire" as such term is defined under U.S. copyright law. To the extent any such materials do not qualify as "work for hire" under applicable law, and to the extent they include material subject to copyright, patent, trade secret, or other proprietary rights protection, Contractor hereby irrevocably and exclusively assigns to the Company, its successors, and assigns, all right, title, and interest in and to all such materials. To the extent any of Contractor rights in the same, including without limitation any moral rights, are not subject to assignment hereunder, Contractor hereby irrevocably and unconditionally waives all enforcement of such rights. Contractor shall execute and deliver such instruments and take such other actions as may be required to carry out and confirm the assignments contemplated by this paragraph and the remainder of this Agreement. All documents, magnetically or optically encoded media, and other tangible materials created by Contractor as part of its services under this Agreement shall be owned by the Company.

6.   RETURN OF MATERIALS

     Contractor agrees that upon termination of this Agreement, Contractor will return to the Company all drawings, blueprints, notes, memoranda, specifications, designs, writings, software, devices, documents and any other material containing or disclosing any confidential or proprietary information of the Company. Contractor will not retain any such materials.

7.   WARRANTIES

     Contractor warrants that:

     (a) Contractor's agreement to perform the Work pursuant to this Agreement does not violate any agreement or obligation between Contractor and a third party; and

     (b) The Work as delivered to the Company will not infringe any copyright, patent, trade secret, or other proprietary right held by any third party; and

     (c) The services provided by Contractor shall be performed in a professional manner, and shall be of a high grade, nature, and quality. The services shall be performed in a timely manner and shall meet deadlines agreed between Contractor and the Company.

8.   INDEMNITY

     Contractor agrees to indemnify, defend, and hold the Company and its successors, officers, directors, agents and employees harmless from any and all actions, causes of action, claims, demands, cost, liabilities, expenses and damages (including attorneys' fees) arising out of, or in connection with any breach of this Agreement by Contractor.

9.   RELATIONSHIP OF PARTIES

     Contractor is an independent contractor of the Company. Nothing in this Agreement shall be construed as creating an employer-employee relationship, as a guarantee of future employment or engagement, or as a limitation upon the Company' sole discretion to terminate this Agreement at any time without cause. Contractor further agrees to be responsible for all of Contractor's federal and state taxes, withholding, social security, insurance, and other benefits. Contractor shall provide the Company with satisfactory proof of independent contractor status.

10.  OTHER ACTIVITIES

     Contractor is free to engage in other independent contracting activities, provided that Contractor does not engage in any such activities which are inconsistent with or in conflict with any provisions hereof, or that so occupy Contractor's attention as to interfere with the proper and efficient performance of Contractor's services thereunder. Contractor agrees not to induce or attempt to influence, directly or indirectly, any employee at the Company to terminate his/her employment and work for Contractor or any other person.

11.  MISCELLANEOUS

     (a) Attorneys' Fees. Should either party hereto, or any heir, personal representative, successor or assign of either party hereto, resort to legal proceedings in connection with this Agreement or Contractor's relationship with the Company, the party or parties prevailing in such legal proceedings shall be entitled, in addition to such other relief as may be granted, to recover its or their reasonable attorneys' fees and costs in such legal proceedings from the non-prevailing party or parties.

       (b) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario without regard to conflict of law principles.

       (c) Entire Agreement. This Agreement, contains the entire agreement and understanding between the parties hereto and supersedes any prior or contemporaneous written or oral agreements, representations and warranties between them respecting the subject matter hereof.

       (d) Amendment. This Agreement may be amended only by a writing signed by Contractor and by a duly authorized representative of the Company.

       (e) Severability. If any term, provision, covenant or condition of this Agreement, or the application thereof to any person, place or circumstance, shall be held to be invalid, unenforceable or void, the remainder of this Agreement and such term, provision, covenant or condition as applied to other persons, places and circumstances shall remain in full force and effect.

       (f) Construction. The headings and captions of this Agreement are provided for convenience only and are intended to have no effect in construing or interpreting this Agreement. The language in all parts of this Agreement shall be in all cases construed according to its fair meaning and not strictly for or against either party.

       (g) Rights Cumulative. The rights and remedies provided by this Agreement are cumulative, and the exercise of any right or remedy by either party hereto (or by its successor), whether pursuant to this Agreement, to any other agreement, or to law, shall not preclude or waive its right to exercise any or all other rights and remedies.

       (h) Nonwaiver. No failure or neglect of either party hereto in any instance to exercise any right, power or privilege hereunder or under law shall constitute a waiver of any other right, power or privilege or of the same right, power or privilege in any other instance. All waivers by either party hereto must be contained in a written instrument signed by the party to be charged and, in the case of the Company, by an officer of the Company or other person duly authorized by the Company.

       (i) Remedy for Breach. The parties hereto agree that, in the event of breach or threatened breach of any covenants of Contractor, the damage or imminent damage to the value and the goodwill of the Company's business shall be inestimable, and that therefore any remedy at law or in damages shall be inadequate. Accordingly, the parties hereto agree that the Company shall be entitled to injunctive relief against Contractor in the event of any breach or threatened breach of any of such provisions by Contractor, in addition to any other relief (including damages) available to the Company under this Agreement or under law.

       (j) Notices. Any notice, request, consent or approval required or permitted to be given under this Agreement or pursuant to law shall be sufficient if in writing, and if and when sent by certified or registered mail, with postage prepaid, to Contractor's residence (as noted below), or to the Company's principal office, as the case may be.

       (k) Assistance. Contractor shall, during and after termination of services rendered, upon reasonable notice, furnish such information and proper assistance to the Company as may reasonably be required by the Company in connection with work performed by Contractor; provided, however, that such assistance following termination shall be furnished at the same level of compensation as provided in Section 2.

       (l) Disputes. Any controversy, claim or dispute arising out of or relating to this Agreement or the relationship, either during the existence of the relationship or afterwards, between the parties hereto, their assignees, their affiliates, their attorneys, or agents, shall be litigated solely in provincial or federal court in Mississauga, Ontario. Each party (1) submits to the jurisdiction of such court, (2) waives the defense of an inconvenient forum, (3) agrees that valid consent to service may be made by mailing or delivery of such service to the Nevada
Secretary of State (the "Agent") or to the party at the party's last known address, if personal service delivery can not be easily effected, and (4) authorizes and directs the Agent to accept such service in the event that personal service delivery can not easily be effected.


EACH PARTY, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW,
HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AS TO ANY
ISSUE RELATING HERETO IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM
ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER MATTER INVOLVING THE PARTIES HERETO.




Company:                         Contractor:

Urbanalien Corporation           Blir Ltd.

By:                              By:
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                                            [Signature]
        Anila Ladha
                                 Name:
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Title:    Secretary/Director                  (Print)


                                 Social Security #:
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                                 Address:
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Date: July 31st, 2001